Exhibit 99.1

AMEDISYS REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS, CLOSING OF CONTESSA ACQUISITION, EXPANSION OF CREDIT FACILITY AND AUTHORIZATION OF NEW $100 MILLION SHARE REPURCHASE PROGRAM

BATON ROUGE, Louisiana (August 4, 2021) — Amedisys, Inc. (NASDAQ: AMED) today reported its financial results for the three and six-month periods ended June 30, 2021.

Three-Month Periods Ended June 30, 2021 and 2020

•	Net service revenue increased $79.2 million to $564.2 million compared to $485.0 million in 2020.

•	Net income attributable to Amedisys, Inc. of $80.1 million compared to $34.7 million in 2020.

•	Net income attributable to Amedisys, Inc. per diluted share of $2.43 compared to $1.04 in 2020.

Adjusted Quarterly Results*

•	Adjusted EBITDA of $83.8 million compared to $66.4 million in 2020.

•	Adjusted net service revenue of $557.6 million compared to $485.0 million in 2020.

•	Adjusted net income attributable to Amedisys, Inc. of $55.7 million compared to $44.5 million in 2020.

•	Adjusted net income attributable to Amedisys, Inc. per diluted share of $1.69 compared to $1.34 in 2020.

Six-Month Periods Ended June 30, 2021 and 2020

•	Net service revenue increased $124.6 million to $1,101.3 million compared to $976.7 million in 2020.

•	Net income attributable to Amedisys, Inc. of $130.0 million compared to $66.5 million in 2020.

•	Net income attributable to Amedisys, Inc. per diluted share of $3.93 compared to $2.00 in 2020.

Adjusted Year to Date Results*

•	Adjusted EBITDA of $162.4 million compared to $119.7 million in 2020.

•	Adjusted net service revenue of $1,094.8 million compared to $976.7 million in 2020.

•	Adjusted net income attributable to Amedisys, Inc. of $106.9 million compared to $79.3 million in 2020.

•	Adjusted net income attributable to Amedisys, Inc. per diluted share of $3.23 compared to $2.39 in 2020.

*	See pages 4 and 16—18 for the definition and reconciliations of non-GAAP financial measures to GAAP measures.

Contessa Acquisition

On August 1, 2021, we closed on our previously announced acquisition of Contessa Health (“Contessa”), a leader in hospital-at-home and skilled nursing facility (“SNF”) at-home services. With the addition of Contessa’s risk-based model and claims analytics capabilities, we will be able to bring the essential elements of inpatient hospital and SNF care to patients’ homes, allowing us to become a risk-bearing, home-based care delivery organization, expanding well beyond traditional Home Health and Hospice. Contessa will operate as a wholly owned division of Amedisys and will be reported as a separate operating segment in our future filings.

Updated 2021 Guidance

While our performance in the first half of 2021 has produced strong EBITDA and expanded margins, our Hospice segment is behind in both admission and average daily census growth. The COVID-19 pandemic has put pressure on our ability to hire and retain business development employees at a level needed to achieve our internal growth targets. Throughout 2020 and into 2021, we have been mindful of our need to deliver results, and we have a history of managing our costs. However, with our recent acquisition activity, we believe that there is a significant opportunity to grow our Hospice segment which has required us to invest in leadership and continue to hire clinical employees to support this future growth. Accordingly, and given that our Hospice growth disruption has been isolated to turnover and hiring and is not a systemic issue, we are committed to staffing our Hospice segment for this growth opportunity despite the impact to near term margins.

COVID-19 has impacted the operating metrics typically used to forecast both growth and cost assumptions for both core Amedisys and Contessa. We are basing our guidance on our current operating environment. COVID-19 continues to evolve in both the disease itself as well as disruptions to the healthcare systems and the economy. Any future regulations or government interventions, spike in clinicians and business development staff on quarantine, reduction in elective procedures, change in patient behavior and further decline in senior living occupancy could impact our ability to achieve this guidance.

Based upon the above discussion, our updated 2021 guidance for our core business (excluding any acquisitions closed subsequent to June 30, 2021) is as follows:

•	Adjusted net service revenue is anticipated to be in the range of $2.230 billion to $2.245 billion.

•	Adjusted EBITDA is anticipated to be in the range of $315 million to $320 million.

•	Adjusted diluted earnings per share is anticipated to be in the range of $6.37 to $6.49 based on an estimated 33.1 million shares outstanding.

Our updated 2021 guidance including all acquisition activity closed as of August 4, 2021 is as follows:

•	Adjusted net service revenue is anticipated to be in the range of $2.241 billion to $2.259 billion.

•	Adjusted EBITDA is anticipated to be in the range of $301 million to $308 million.

•	Adjusted diluted earnings per share is anticipated to be in the range of $6.03 to $6.18 based on an estimated 33.1 million shares outstanding.

This guidance excludes the effects of any future acquisitions, if any are made.

Expansion of Credit Facility

On July 30, 2021, we entered into the Second Amendment to our Credit Agreement (as amended by the Second Amendment, the “Second Amended Credit Agreement”). The Second Amended Credit Agreement provides for a senior secured credit facility in an initial aggregate principal amount of up to $1.0 billion, which includes a $550.0 million Revolving Credit Facility under the Second Amended Credit Agreement, and a term loan facility with a principal amount of up to $450.0 million (the “Amended Term Loan Facility” and collectively with the Revolving Credit Facility, the “Amended Credit Facility”).

Proceeds from the $450.0 million Amended Term Loan Facility were used to pay off the outstanding Term Loan principal balance as of July 30, 2021, as well as to fund 100% of the Contessa acquisition.

Share Repurchase Program

We also announced today that our Board of Directors authorized a share repurchase program, under which we may repurchase up to $100 million of our outstanding common stock through December 31, 2022, to commence upon the completion of the Company’s existing $100 million share repurchase program, approved by our Board of Directors on December 17, 2020 (the “Existing Share Repurchase Program”). Repurchases may be made under the Existing Share Repurchase Program through December 31, 2021.

Paul B. Kusserow, Chairman and Chief Executive Officer stated, “The second quarter of 2021 was an eventful quarter for Amedisys. In our core business, Home Health continued its very strong performance while the lingering and prolonged effect of COVID-19 continued to impact our Hospice business’ ability to grow at previously projected rates. We have identified the issues which are two-fold, business development staff recruitment and retention, and have implemented plans to accelerate performance in the second half of the year. That said, we have revised our full year guidance to reflect these impacts.

I am also very excited about the closing of the Contessa acquisition. Contessa’s industry leading Hospital at Home and SNF at Home platform, along with their advanced Medicare Advantage claims analytics, underwriting capabilities and risk-taking experience, combined with our nationwide, highest quality, Home Health and Hospice platform creates a truly differentiated, tech-enabled, risk-taking, higher-acuity, home-based care delivery asset—one that materially differentiates Amedisys and positions us differently with Medicare Advantage plans. I’d like to welcome all of the Contessa employees to the Amedisys family.

We also have expanded our credit facility giving us access to $1 billion via a term loan and revolver. This should strongly indicate our appetite to do additional Home Health and Hospice acquisitions.

Finally, our Board of Directors has authorized an additional $100 million stock buy-back program that we will deploy opportunistically. It makes sense to have this tool available as part of our capital deployment strategy and again, does not prevent us from doing any deals we currently have in the pipeline.

I’d like to take a moment to thank all of the nearly 21,000 Amedisys employees for their continued dedication, efforts and tireless work throughout this quarter and the entirety of the pandemic. It is humbling to see the incredible care you provide to your patients wherever they call home and makes me proud to work for such a service and quality driven organization.”

We urge caution in considering the current trends and 2021 guidance disclosed in this press release. The home health, hospice and personal care industries are highly competitive and subject to intensive regulations, and trends are subject to numerous factors, risks, and uncertainties, some of which are referenced in the cautionary language below and others that are described more fully in our reports filed with the Securities and Exchange Commission (“SEC”) including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q, and current reports on Form 8-K which can be found on the SEC’s internet website, http://www.sec.gov, and our internet website, http://www.amedisys.com.

Earnings Call and Webcast Information

Amedisys will host a conference call on Thursday, August 5, 2021, at 11:00 a.m. ET to discuss its second quarter results. To participate on the conference call, please call before 11:00 a.m. ET to either (877) 524-8416 (Toll-Free) or (412) 902-1028 (Toll). A replay of the conference call will be available through September 5, 2021 by dialing (877) 660-6853 (Toll-Free) or (201) 612-7415 (Toll) and entering conference ID #13721553.

A live webcast of the call will be accessible through our website on our Investor Relations section at the following web address: http://investors.amedisys.com.

Non-GAAP Financial Measures

This press release includes reconciliations of the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”) to non-GAAP financial measures. The non-GAAP financial measures as defined under SEC rules are as follows: (1) adjusted EBITDA, defined as net income attributable to Amedisys, Inc. before net interest expense, provision for income taxes and depreciation and amortization, excluding certain items; (2) adjusted net service revenue, defined as net service revenue excluding certain items; (3) adjusted other operating income, defined as other operating income excluding certain items; (4) adjusted net income attributable to Amedisys, Inc., defined as net income attributable to Amedisys, Inc. excluding certain items; and (5) adjusted net income attributable to Amedisys, Inc. per diluted share, defined as net income attributable to Amedisys, Inc. common stockholders per diluted share excluding certain items. Management believes that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, are useful gauges of our current performance and are also included in internal management reporting. These non-GAAP financial measures should be considered in addition to, and not more meaningful than or as an alternative to the GAAP financial measures presented in this earnings release and the company’s financial statements. Non-GAAP measures as presented herein may not be comparable to similarly titled measures reported by other companies since not all companies calculate these non-GAAP measures consistently.

Additional Information

Amedisys, Inc. (the “Company”) is a leading healthcare at home company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering our patients to manage a chronic disease; or hospice care at the end of life. More than 2,900 hospitals and 78,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 21,000 employees in 514 care centers within 39 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 418,000 patients and clients in need every year. For more information about the Company, please visit: www.amedisys.com.

We use our website as a channel of distribution for important company information. Important information, including press releases, investor presentations and financial information regarding our company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “strategy,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “could,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, competition in the healthcare industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to consistently provide high-quality care, our ability to attract and retain qualified personnel, our ability to keep our patients and employees safe, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, widespread protests or civil unrest, our ability to integrate, manage and keep our information systems secure, our ability to realize the anticipated benefits of acquisitions, changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Contact:	Investor Contact:	Media Contact:
	Amedisys, Inc.	Amedisys, Inc.
	Nick Muscato	Kendra Kimmons
	Senior Vice President, Finance	Vice President, Marketing & Communications
	(855) 259-2046	(225) 299-3720
	IR@amedisys.com	kendra.kimmons@amedisys.com

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2021	2020	2021	2020
Net service revenue	$564,166	$485,059	$1,101,310	$976,744
Other operating income	4,603	22,780	13,304	22,780
Cost of service, excluding depreciation and amortization	308,691	295,228	605,894	580,965
General and administrative expenses:
Salaries and benefits	114,335	105,617	230,160	207,183
Non-cash compensation	6,156	6,725	13,463	12,634
Other	54,731	44,003	103,837	93,268
Depreciation and amortization	6,721	6,334	14,276	11,672

Operating expenses	490,634	457,907	967,630	905,722

Operating income	78,135	49,932	146,984	93,802
Other income (expense):
Interest income	25	214	49	227
Interest expense	(1,932)	(2,752)	(4,004)	(5,983)
Equity in earnings from equity method investments	1,370	487	2,488	964
Gain (loss) on equity method investments	31,092	(2,980)	31,092	(2,980)
Miscellaneous, net	475	277	763	540

Total other income (expense), net	31,030	(4,754)	30,388	(7,232)

Income before income taxes	109,165	45,178	177,372	86,570
Income tax expense	(28,546)	(10,031)	(46,461)	(19,377)

Net income	80,619	35,147	130,911	67,193
Net income attributable to noncontrolling interests	(470)	(473)	(892)	(717)

Net income attributable to Amedisys, Inc.	$80,149	$34,674	$130,019	$66,476

Basic earnings per common share:
Net income attributable to Amedisys, Inc. common stockholders	$2.46	$1.07	$3.98	$2.05
Weighted average shares outstanding	32,588	32,412	32,684	32,371
Diluted earnings per common share:
Net income attributable to Amedisys, Inc. common stockholders	$2.43	$1.04	$3.93	$2.00
Weighted average shares outstanding	32,981	33,285	33,085	33,259

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	June 30, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$91,646	$81,808
Restricted cash	1,000	1,549
Patient accounts receivable	278,216	255,145
Prepaid expenses	11,979	10,217
Other current assets	8,124	13,265

Total current assets	390,965	361,984
Property and equipment, net of accumulated depreciation of $98,552 and $95,024	20,986	23,719
Operating lease right of use assets	95,034	93,440
Goodwill	936,772	932,685
Intangible assets, net of accumulated amortization of $15,842 and $22,973	66,432	74,183
Deferred income taxes	25,271	47,987
Other assets	64,103	33,200

Total assets	$1,599,563	$1,567,198

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$36,668	$42,674
Payroll and employee benefits	147,017	146,929
Accrued expenses	166,157	166,192
Provider relief fund advance	58,328	60,000
Current portion of long-term obligations	10,160	10,496
Current portion of operating lease liabilities	30,893	30,046

Total current liabilities	449,223	456,337
Long-term obligations, less current portion	179,415	204,511
Operating lease liabilities, less current portion	63,152	61,987
Other long-term obligations	31,886	33,622

Total liabilities	723,676	756,457

Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized; 37,553,355 and 37,470,212 shares issued; and 32,576,829 and 32,814,278 shares outstanding	38	38
Additional paid-in capital	714,334	698,287
Treasury stock, at cost 4,976,526 and 4,655,934 shares of common stock	(400,110)	(319,092)
Retained earnings	560,010	429,991

Total Amedisys, Inc. stockholders’ equity	874,272	809,224
Noncontrolling interests	1,615	1,517

Total equity	875,887	810,741

Total liabilities and equity	$1,599,563	$1,567,198

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND DAYS REVENUE OUTSTANDING

(Amounts in thousands, except statistical information)

(Unaudited)

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2021	2020	2021	2020
Cash Flows from Operating Activities:
Net income	$80,619	$35,147	$130,911	$67,193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,721	6,334	14,276	11,672
Non-cash compensation	6,156	6,725	13,463	12,634
Amortization and impairment of operating lease right of use assets	9,852	9,500	19,702	18,558
(Gain) loss on disposal of property and equipment	(6)	(149)	8	(94)
(Gain) loss on equity method investments	(31,092)	2,980	(31,092)	2,980
Write-off of other comprehensive income	—	—	—	(15)
Deferred income taxes	15,305	(5,264)	22,716	(4,036)
Equity in earnings from equity method investments	(1,370)	(487)	(2,488)	(964)
Amortization of deferred debt issuance costs/debt discount	216	217	432	437
Return on equity method investments	1,183	375	2,683	2,744
Changes in operating assets and liabilities, net of impact of acquisitions:
Patient accounts receivable	(2,339)	34,456	(22,787)	8,997
Other current assets	6,434	2,287	3,560	(3,469)
Other assets	63	(1,092)	(52)	(675)
Accounts payable	(3,156)	(3,779)	(6,530)	(6,452)
Accrued expenses	(9,997)	38,326	(1,627)	27,990
Other long-term obligations	(928)	17,686	(1,736)	20,746
Operating lease liabilities	(8,941)	(8,233)	(17,955)	(16,365)
Operating lease right of use assets	(762)	(1,107)	(1,524)	(1,924)

Net cash provided by operating activities	67,958	133,922	121,960	139,957

Cash Flows from Investing Activities:
Proceeds from sale of deferred compensation plan assets	6	5	25	21
Proceeds from sale of property and equipment	—	68	42	80
Purchases of property and equipment	(1,325)	(267)	(2,943)	(1,701)
Investments in equity method investees	—	(875)	—	(875)
Proceeds from sale of equity method investment	—	17,876	—	17,876
Acquisitions of businesses, net of cash acquired	(2,503)	(230,374)	(2,503)	(299,723)

Net cash used in investing activities	(3,822)	(213,567)	(5,379)	(284,322)

Cash Flows from Financing Activities:
Proceeds from issuance of stock upon exercise of stock options	259	1,763	623	2,947
Proceeds from issuance of stock to employee stock purchase plan	913	826	1,961	1,686
Shares withheld to pay taxes on non-cash compensation	(170)	(2,334)	(6,944)	(6,384)
Noncontrolling interest distribution	(276)	(12)	(794)	(372)
Proceeds from borrowings under revolving line of credit	174,000	237,000	389,200	424,500
Repayments of borrowings under revolving line of credit	(224,000)	(222,000)	(410,200)	(259,500)
Principal payments of long-term obligations	(2,700)	(3,083)	(5,392)	(4,675)
Purchase of company stock	(1,188)	—	(74,074)	—
Provider relief fund advance	3,328	70,000	(1,672)	70,000

Net cash (used in) provided by financing activities	(49,834)	82,160	(107,292)	228,202
Net increase in cash, cash equivalents and restricted cash	14,302	2,515	9,289	83,837
Cash, cash equivalents and restricted cash at beginning of period	78,344	177,812	83,357	96,490

Cash, cash equivalents and restricted cash at end of period	$92,646	$180,327	$92,646	$180,327

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2021	2020	2021	2020
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$903	$1,537	$1,914	$3,292

Cash paid for income taxes, net of refunds received	$7,696	$2,881	$8,667	$8,153

Cash paid for operating lease liabilities	$9,703	$9,340	$19,479	$18,289

Cash paid for finance lease liabilities	$514	$487	$1,017	$986

Supplemental Disclosures of Non-Cash Activity:
Right of use assets obtained in exchange for operating lease liabilities	$10,141	$12,454	$20,689	$18,891

Right of use assets obtained in exchange for finance lease liabilities	$350	$233	$527	$487

Reductions to right of use assets resulting from reductions to operating lease liabilities	$625	$248	$904	$407

Days revenue outstanding (1)	42.7	42.0	42.7	42.0

(1)

Our calculation of days revenue outstanding, net is derived by dividing our ending patient accounts receivable at June 30, 2021 and 2020 by our average daily net patient service revenue for the three-month periods ended June 30, 2021 and 2020, respectively.

AMEDISYS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions, except statistical information)

(Unaudited)

Segment Information—Home Health

	For the Three-Month Periods Ended June 30,
	2021	2020
Financial Information (in millions):
Medicare	$234.8	$192.9
Non-Medicare	114.5	97.3

Net service revenue	349.3	290.2
Other operating income	2.3	15.1
Cost of service	190.4	184.0

Gross margin	161.2	121.3
Other operating expenses	82.5	73.1

Operating income	$78.7	$48.2

Same Store Growth (1):
Medicare revenue	22%	(12%)
Non-Medicare revenue	18%	(2%)
Total admissions	20%	(9%)
Total volume (2) (6)	12%	(3%)
Key Statistical Data—Total (3):
Admissions	89,371	74,327
Recertifications (6)	46,014	46,758

Total volume (6)	135,385	121,085

Medicare completed episodes	79,188	68,660
Average Medicare revenue per completed episode (4)	$2,986	$2,818
Medicare visits per completed episode (5)	14.2	15.4

Visiting Clinician Cost per Visit	$91.24	$93.17
Clinical Manager Cost per Visit	$9.31	$9.42

Total Cost per Visit	$100.55	$102.59
Visits	1,894,006	1,793,652

	For the Six-Month Periods Ended June 30,
	2021	2020
Financial Information (in millions):
Medicare	$456.2	$396.8
Non-Medicare	221.7	197.0

Net service revenue	677.9	593.8
Other operating income	7.3	15.1
Cost of service	373.4	363.8

Gross margin	311.8	245.1
Other operating expenses	163.6	149.8

Operating income	$148.2	$95.3

Same Store Growth (1):
Medicare revenue	15%	(8%)
Non-Medicare revenue	13%	—%
Total admissions	12%	(3%)
Total volume (2)	9%	(1%)
Key Statistical Data—Total (3):
Admissions	179,201	160,302
Recertifications (6)	89,825	86,625

Total volume (6)	269,026	246,927

Medicare completed episodes	154,520	144,296
Average Medicare revenue per completed episode (4)	$2,959	$2,774
Medicare visits per completed episode (5)	14.1	15.6

Visiting Clinician Cost per Visit	$90.79	$88.41
Clinical Manager Cost per Visit	$9.40	$9.19

Total Cost per Visit	$100.19	$97.60
Visits	3,726,918	3,727,097

(1)

Same store information represents the percent change in our Medicare, Non-Medicare and Total revenue, admissions or volume for the period as a percent of the Medicare, Non-Medicare and Total revenue, admissions or volume of the prior period. Same store is defined as care centers that we have operated for at least the last twelve months and startups that are an expansion of a same store care center.

(2)	Total volume includes all admissions and recertifications.

(3)	Total includes acquisitions, start-ups and denovos.

(4)

Average Medicare revenue per completed episode is the average Medicare revenue earned for each Medicare completed episode of care. Average Medicare revenue per completed episode reflects the transition to PDGM effective January 1, 2020 and the suspension of sequestration effective May 1, 2020.

(5)	Medicare visits per completed episode are the home health Medicare visits on completed episodes divided by the home health Medicare episodes completed during the period.

(6)	Prior year amounts have been recast to conform to the current year calculation.

Segment Information - Hospice

	For the Three-Month Periods Ended June 30,
	2021	2020
Financial Information (in millions):
Medicare	$186.9	$167.0
Non-Medicare	11.0	10.1

Net service revenue	197.9	177.1
Other operating income	2.3	7.2
Cost of service	105.2	97.2

Gross margin	95.0	87.1
Other operating expenses	49.1	41.4

Operating income	$45.9	$45.7

Same Store Growth (1):
Medicare revenue	2%	4%
Hospice admissions	2%	(1%)
Average daily census	(3%)	—%
Key Statistical Data - Total (2):
Hospice admissions	12,675	11,411
Average daily census	13,254	12,513
Revenue per day, net	$164.10	$155.51
Cost of service per day	$87.17	$85.34
Average discharge length of stay	97	94

	For the Six-Month Periods Ended June 30,
	2021	2020
Financial Information (in millions):
Medicare	$368.4	$327.5
Non-Medicare	21.0	19.0

Net service revenue	389.4	346.5
Other operating income	6.0	7.2
Cost of service	206.8	189.0

Gross margin	188.6	164.7
Other operating expenses	96.2	80.7

Operating income	$92.4	$84.0

Same Store Growth (1):
Medicare revenue	—%	5%
Hospice admissions	3%	—%
Average daily census	(3%)	2%
Key Statistical Data - Total (2):
Hospice admissions	26,358	22,729
Average daily census	13,287	12,279
Revenue per day, net	$161.93	$155.04
Cost of service per day	$85.99	$84.58
Average discharge length of stay	95	96

(1)

Same store information represents the percent change in our Medicare revenue, Hospice admissions or average daily census for the period as a percent of the Medicare revenue, Hospice admissions or average daily census of the prior period. Same store is defined as care centers that we have operated for at least the last twelve months and startups that are an expansion of a same store care center.

(2)	Total includes acquisitions, start-ups and denovos.

Segment Information - Personal Care

	For the Three-Month Periods Ended June 30,
	2021	2020
Financial Information (in millions):
Medicare	$—	$—
Non-Medicare	17.0	17.7

Net service revenue	17.0	17.7
Other operating income	—	0.5
Cost of service	13.1	14.1

Gross margin	3.9	4.1
Other operating expenses	3.2	3.0

Operating income	$0.7	$1.1

Key Statistical Data - Total (1):
Billable hours	609,301	642,720
Clients served	9,371	9,956
Shifts	260,897	282,207
Revenue per hour	$27.95	$27.58
Revenue per shift	$65.29	$62.80
Hours per shift	2.3	2.3

	For the Six-Month Periods Ended June 30,
	2021	2020
Financial Information (in millions):
Medicare	$—	$—
Non-Medicare	34.0	36.4

Net service revenue	34.0	36.4
Other operating income	—	0.5
Cost of service	25.7	28.2

Gross margin	8.3	8.7
Other operating expenses	6.3	6.4

Operating income	$2.0	$2.3

Key Statistical Data - Total (1):
Billable hours	1,216,738	1,394,797
Clients served	10,908	12,936
Shifts	518,506	615,671
Revenue per hour	$27.96	$26.12
Revenue per shift	$65.60	$59.17
Hours per shift	2.3	2.3

(1)	Total includes acquisitions, start-ups and denovos.

Segment Information - Corporate

	For the Three-Month Periods Ended June 30,
	2021	2020
Financial Information (in millions):
Other operating expenses	$42.4	$40.3
Depreciation and amortization	4.8	4.8

Total operating expenses	$47.2	$45.1

	For the Six-Month Periods Ended June 30,
	2021	2020
Financial Information (in millions):
Other operating expenses	$84.9	$79.2
Depreciation and amortization	10.7	8.6

Total operating expenses	$95.6	$87.8

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

(Amounts in thousands)

(Unaudited)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) Reconciliation:

	For the Three- Month Periods Ended June 30,		For the Six- Month Periods Ended June 30,
	2021	2020	2021	2020
Net income attributable to Amedisys, Inc.	$80,149	$34,674	$130,019	$66,476
Add:
Income tax expense	28,546	10,031	46,461	19,377
Interest expense, net	1,907	2,538	3,955	5,756
Depreciation and amortization	6,721	6,334	14,276	11,672
Certain items (1)	(33,010)	13,313	(31,298)	17,349
Interest component of certain items (1)	(469)	(446)	(986)	(892)

Adjusted EBITDA (2) (7)	$83,844	$66,444	$162,427	$119,738

Adjusted Net Service Revenue Reconciliation:

	For the Three- Month Periods Ended June 30,		For the Six- Month Periods Ended June 30,
	2021	2020	2021	2020
Net service revenue	$564,166	$485,059	$1,101,310	$976,744
Add:
Certain items (1)	(6,541)	—	(6,541)	—

Adjusted net service revenue (3) (7)	$557,625	$485,059	$1,094,769	$976,744

Adjusted Other Operating Income Reconciliation:

	For the Three- Month Periods Ended June 30,		For the Six- Month Periods Ended June 30,
	2021	2020	2021	2020
Other operating income	$4,603	$22,780	$13,304	$22,780
Add:
Certain items (1)	(4,603)	(22,780)	(13,304)	(22,780)

Adjusted other operating income (4) (7)	$—	$—	$—	$—

Adjusted Net Income Attributable to Amedisys, Inc Reconciliation:

	For the Three- Month Periods Ended June 30,		For the Six- Month Periods Ended June 30,
	2021	2020	2021	2020
Net income attributable to Amedisys, Inc.	$80,149	$34,674	$130,019	$66,476
Add:
Certain items (1)	(24,428)	9,852	(23,161)	12,839

Adjusted net income attributable to Amedisys, Inc. (5) (7)	$55,721	$44,526	$106,858	$79,315

Adjusted Net Income Attributable to Amedisys, Inc. per Diluted Share Reconciliation:

	For the Three- Month Periods Ended June 30,		For the Six- Month Periods Ended June 30,
	2021	2020	2021	2020
Net income attributable to Amedisys, Inc. common stockholders per diluted share	$2.43	$1.04	$3.93	$2.00
Add:
Certain items (1)	(0.74)	0.30	(0.70)	0.39

Adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share (6) (7)	$1.69	$1.34	$3.23	$2.39

(1)	The following details the certain items for the three and six-month periods ended June 30, 2021 and 2020:

Certain Items:

	For the Three-Month Period Ended June 30, 2021	For the Six-Month Period Ended June 30, 2021
	(Income) Expense	(Income) Expense
Certain Items Impacting Net Service Revenue:
Contingency accrual	$(6,541)	(6,541)
Certain Items Impacting Other Operating Income:
CARES Act & State COVID-19 grants	(4,603)	(13,304)
Certain Items Impacting Cost of Service:
COVID-19 costs	4,464	12,944
Certain Items Impacting Operating Expenses:
Acquisition and integration costs	2,293	3,492
COVID-19 costs	160	377
Pre-acquisition legal settlement	1,825	1,825
Certain Items Impacting Total Other Income (Expense):
Interest component of certain items	469	986
Other (income) expense, net	(31,077)	(31,077)

Total	$(33,010)	$(31,298)

Net of tax	$(24,428)	$(23,161)

Diluted EPS	$(0.74)	$(0.70)

	For the Three-Month Period Ended June 30, 2020	For the Six-Month Period Ended June 30, 2020
	(Income) Expense	(Income) Expense
Certain Items Impacting Other Operating Income:
CARES Act & State COVID-19 grants	$(22,780)	$(22,780)
Certain Items Impacting Cost of Service:
COVID-19 costs	21,993	23,010
Severance-reductions in staffing levels	5,183	5,183
Certain Items Impacting Operating Expenses:
Acquisition and integration costs	3,599	5,935
COVID-19 costs	1,051	1,063
Severance-reductions in staffing levels	271	271
Certain Items Impacting Total Other Income (Expense):
Interest component of certain items	446	892
Other (income) expense, net	3,550	3,775

Total	$13,313	$17,349

Net of tax	$9,852	$12,839

Diluted EPS	$0.30	$0.39

(2)

Adjusted EBITDA is defined as net income attributable to Amedisys, Inc. before net interest expense, provision for income taxes and depreciation and amortization, excluding certain items as described in footnote 1.

(3)	Adjusted net service revenue is defined as net service revenue excluding certain items as described in footnote 1.
(4)	Adjusted other operating income is defined as other operating income excluding certain items as described in footnote 1.
(5)	Adjusted net income attributable to Amedisys, Inc. is defined as net income attributable to Amedisys, Inc. calculated in accordance with GAAP excluding certain items as described in footnote 1.
(6)

Adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share is defined as diluted income per share calculated in accordance with GAAP excluding the earnings per share effect of certain items as described in footnote 1.

(7)

Adjusted EBITDA, adjusted net service revenue, adjusted other operating income, adjusted net income attributable to Amedisys, Inc. and adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share should not be considered as an alternative to, or more meaningful than, income before income taxes or other measures calculated in accordance with GAAP. These calculations may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate these non-GAAP financial measures in the same manner.